                                                                   Exhibit 10.57


                             CONSULTING AGREEMENT

      This AGREEMENT is made as of August 2, 2002, between BALDWIN TECHNOLOGY COMPANY, INC., a Delaware corporation ("BTI") and Peter E. Anselmo ("Consultant").

                             W I T N E S S E T H:

WHEREAS, Consultant was an employee of BTI until August 2, 2002; and WHEREAS, BTI wishes to continue to utilize the services of Consultant. NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. BTI hereby engages the services of the Consultant for the purpose of assisting BTI, or any of its subsidiaries, with respect to providing management advice and assistance with Baldwin's cleaning systems business development project, to support and maintain market/industry relations and such other related advice and services as BTI or any of its subsidiaries may from time to time require.

2. During the term of this Agreement, Consultant will report to the President & CEO and agrees to provide and make himself available to BTI or any of its subsidiaries for consultation with respect to the matters referred to in Paragraph 1 hereof.

3. BTI agrees to pay to Consultant for all of his services rendered to BTI or any of its subsidiaries, and Consultant agrees to accept as full consideration for all of his services, a consulting fee in an amount not to exceed One Hundred Ten Thousand ($110,000) Dollars, payable in monthly installments. Consultant will provide a monthly invoice to the Company for said consulting fees and the Company will pay said invoice by the second accounts payable check run after submission of invoice by Consultant. BTI shall continue to pay the lease on the Company car the Consultant has been using and will allow Consultant use of the vehicle until January 1, 2003 at which time the Consultant will have the option to purchase the leased vehicle at the residual value of the lease. Finally, BTI will reimburse Consultant for all reasonable out-of-pocket expense incurred by him in connection with the performance of his duties hereunder after prior approval by the President & CEO.

4. Under this agreement and for its duration, BTI agrees to provide Consultant access to and use of his current lap top computer and cellular phone.

5. Consultant agrees that during the term hereof, and for a period of one year after the termination of this Agreement, he will not, directly or indirectly compete with the business of BTI or any of its affiliates. Consultant represents and warrants that he is not presently, directly or indirectly, competing with the business of BTI or any of its affiliates.

6. Unless terminated in accordance with this paragraph 6, the initial term of this Agreement is for a period of eleven (11) months from the date hereof. By mutual agreement of both parties, this Agreement may therefore be extended for subsequent one-year terms. This Agreement may be terminated at any time with thirty (30) days prior written notice by the requesting party. In addition, this

      Agreement shall immediately terminate upon the death or disability of Consultant. Either party shall have the right to immediately terminate this Agreement without notice at any time in the event of breach by the other party of any of the terms or conditions in this Agreement. No termination of this Agreement shall operate to discharge or relieve any party of any obligations vested pursuant to this Agreement prior to the effective date of such termination.

7. Any notice to or payment to be made to Consultant under this Agreement shall be sufficient if sent by mail addressed to him at 20 Revere Place, Ridgefield, CT 06877 and any notice to or billings to be made to BTI under this Agreement shall be sufficient if sent by mail addressed to the Director Human Resources, Baldwin Technology Company, Inc. 12 Commerce Drive, Shelton, CT 06484. Either party may change his or its address by similar written notice.

8. Consultant agrees promptly to make know to BTI the existence of any and all creations, inventions, discoveries and improvements made or conceived by him, either solely or jointly with others, while a consultant under this Agreement, and to assign BTI the full and exclusive right to any and all such creations, inventions, discoveries and improvements relating to any subject matter which BTI is now or shall become concerned, or relating to any other subject matter if made with the use of BTI time, materials or facilities.

9. Consultant further agrees not to disclose to any third parties any trade secrets or propriety information of BTI or its subsidiaries, nor to use the trade secrets or proprietary information in any manner, except in the pursuit of his duties under this Agreement.

10. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut.

11. This Agreement constitutes the entire agreement between the parties and may not be amended, supplemented, discharged or extended except by a written agreement executed by each of the parties hereto.

12. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and the successors and assigns of BTI; provided, however, that BTI may assign this Agreement but Consultant may not assign any of his rights or obligations under this Agreement.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

                                          BALDWIN TECHNOLOGY COMPANY, INC.:
Attest:

/s/John D. Lawlor                         By: /s/John T. Heald, Jr.  8-2-02
-----------------                             -------------------------------



/s/Helen P. Oster                         CONSULTANT:
-----------------


                                          /s/Peter E. Anselmo
                                          -----------------------------------
                                             Peter E. Anselmo